UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

VALIC COMPANY I

VALIC COMPANY II

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies: ___________________________________________________________________________________
	(2)	Aggregate number of securities to which transaction applies: ___________________________________________________________________________________
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

___________________________________________________________________________________

	(4)	Proposed maximum aggregate value of transaction: ___________________________________________________________________________________
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(4)	Date Filed: ___________________________________________________________________________________

PRINT ON VALIC COMPANY LETTERHEAD

[DATE]

[NAME]

[ADDRESS]

[CITY,

STATE,

ZIP]

[XYZ] plan (the “Plan”).

To our Valued Client, [XYZ] plan,

You may have recently received documents that describe a proposed reorganization of one or more VALIC funds available through the separate account of your Portfolio Director contract held under your Plan. As a plan sponsor and fiduciary, we want to inform you of an important action that requires your attention.

The table below sets forth each Target Fund and its corresponding Acquiring Fund that are participating in a proposed reorganization. If shareholders of a Target Fund approve the proposed reorganization at the special meeting to be held on Tuesday, May 11, 2021, the Target Fund is expected to be reorganized into the corresponding Acquiring Fund during the second quarter of 2021.

Reorganization

Target Fund(s) & Subadviser(s)	Acquiring Fund & Subadviser(s)
VCII International Opportunities (Delaware/MFS)	VCI International Opportunities (Delaware/MFS)
VCII Core Bond (PineBridge)	VCI Core Bond (PineBridge)
VCII Aggressive Growth Lifestyle (PineBridge)	VCI Aggressive Growth Lifestyle (PineBridge)
VCII Moderate Growth Lifestyle (PineBridge)	VCI Moderate Growth Lifestyle (PineBridge)
VCII Conservative Growth Lifestyle (PineBridge)	VCI Conservative Growth Lifestyle (PineBridge)

Target Fund(s) & Subadviser(s)	Acquiring Fund & Subadviser(s)
VCII High Yield Bond (Wellington)	VCI High Yield Bond (Wellington)
VCII Mid Cap Value (Robeco/Wellington)	VCI Mid Cap Value (Robeco/Wellington)
VCII Capital Appreciation (BMO)	VCI Capital Appreciation (BMO)
VCII U.S. Socially Responsible (SunAmerica)	VCI U.S. Socially Responsible (SunAmerica)
VCII Small Cap Value (JPM)	VCI Small Cap Value (JPM)
VC I Small Cap (TRP/Bridgeway/JPM) VC I Small Cap Aggressive Growth (Victory) VC II Small Cap Growth (JPM)	VC I Small Cap Growth (JPM/TRP)
VC I Capital Conservation (PineBridge) VC II Core Bond (PineBridge) VC II Strategic Bond (PineBridge)	VC I Core Bond (PineBridge)
VC II Government Money Market (SunAmerica)	VC I Government Money Market (SunAmerica)

Action Required as Plan Sponsor and Fiduciary.

As plan sponsor and fiduciary, it is important that you promptly provide us direction regarding the proposed reorganization.

After you review the proxy materials, please let us know if you will:

1.     Accept the proposed action(s) (as approved by the shareholders).

•         The assets invested in the Target Fund(s) and future contributions will be invested in the Acquiring Fund upon the effective date of the fund reorganization; and

•         If the Plan does not have one or more of the Acquiring Funds as an investment option, the Acquiring Fund(s) will be added to the Plan’s fund lineup OR

2. Provide alternative direction to us. • For example: Instruct us to “Direct assets from Fund X to Fund Y”

It is important that you select a default course of action for your plan. Adopting such a default will not prevent you from providing different directions, at the appropriate time.

To accept the proposed action(s) as a default or to establish a different default, please respond no later than July 5, 2021, to plansponsormb@aig.com.

If you do not provide direction regarding one of the alternatives described above and instead choose to surrender the contract(s) between May 6, 2021, and July 5, 2021 (subject to the applicability of such authority under the plan and contract), VALIC will waive any otherwise applicable contract surrender charge.

We are here to help.

If you have any questions, please contact the Plan Sponsor Service Team by phone at 1-888-478-7020.

As always, thank you for your trust and continued partnership.

Sincerely,

VC 37738 (05/2021) J626601 ER

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